Boston Private Reports Fourth Quarter and Full Year 2020 Results

Fourth Quarter 2020 Highlights include:

•Net income of $25.0 million, or $0.30 per diluted share
•Return on average common equity (non-GAAP) of 11.5%
•Return on average tangible common equity (non-GAAP) of 12.7%
•Average total deposits of $8.4 billion, a 20% increase year-over-year
•Average total loans of $7.2 billion, a 2% increase year-over-year
•Total assets under management/advisory (“AUM”) of $17.1 billion, a 2% increase year-over-year
•Total net flows of negative $396 million driven by net flows of negative $268 million at Dalton, Greiner, Hartman, Maher & Co, LLC ("DGHM")
•Total provision credit of $5.4 million

Boston, MA - January 21, 2021 - Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company” or “Boston Private”) today reported fourth quarter 2020 Net income attributable to the Company of $25.0 million, compared to $22.7 million for the third quarter of 2020 and $21.2 million for the fourth quarter of 2019. Fourth quarter 2020 Diluted earnings per share were $0.30, compared to $0.28 in the third quarter of 2020 and $0.26 in the fourth quarter of 2019.
"Fourth quarter 2020 results were positively impacted by a release from our allowance for loan losses and Paycheck Protection Program revenue, while strong deposit growth enhanced on-balance sheet liquidity," said Anthony DeChellis, CEO of Boston Private. "I am extremely proud of our team's accomplishments throughout 2020. We continued to deliver exceptional client service in a challenging environment, while improving our client experience and executing on our strategic plan. We are excited about the prospects of our pending merger with SVB Financial     Group. Together, we will be well positioned to grow and scale our business, while enhancing shareholder value."

Announced Merger
As previously announced, the Company entered into a definitive merger agreement with SVB Financial Group ("SVB") pursuant to which SVB will acquire Boston Private. The transaction has been unanimously approved by both companies' Boards of Directors and is expected to close in mid-2021, subject to the satisfaction of customary closing conditions, including receipt of customary regulatory approvals and approval by the shareholders of Boston Private.

Summary Financial Results
				% Change
($ in millions, except for per share data)	4Q20	3Q20	4Q19	LQ	Y/Y
Net income - GAAP	$25.0	$22.7	$21.2	10%	18%
Net income - Operating (Non-GAAP)	25.0	22.0	20.5	13%	22%
Diluted earnings per share - GAAP	$0.30	$0.28	$0.26	7%	15%
Diluted earnings per share - Operating (Non-GAAP)	$0.30	$0.27	$0.25	11%	20%

Non-GAAP Financial Measures:
Pre-tax, pre-provision income	$28.1	$19.9	$24.5	41%	15%
Return on average common equity ("ROACE")	11.5%	10.7%	10.3%
Return on average tangible common equity ("ROATCE")	12.7%	11.9%	11.5%

The Company's financial results improved linked quarter and year-over-year primarily as a result of a Total provision credit of $5.4 million, Paycheck Protection Program ("PPP") fees, and higher swap fees in the fourth quarter of 2020.

Net Interest Income and Margin
				% Change
($ in millions)	4Q20	3Q20	4Q19	LQ	Y/Y
Net interest income	$59.4	$57.8	$56.1	3%	6%
Net interest margin	2.52%	2.61%	2.70%
Net interest income for the fourth quarter of 2020 was $59.4 million, a 3% increase linked quarter and a 6% increase year-over-year. The linked quarter and year-over-year increases were primarily driven by $3.8 million of PPP loan-related income, and prepayment penalties, partially offset by lower asset yields. The Small Business Administration ("SBA") forgave approximately $60 million of PPP loans in the fourth quarter of 2020, which drove the accelerated recognition of PPP income. Excluding the impact of PPP loans, prepayment penalties and interest recoveries, Net interest income was flat linked quarter.
Net interest margin decreased 9 basis points on a linked quarter basis to 2.52%. The decline was primarily driven by lower asset yields and excess cash balances, partially offset by lower funding costs.

Noninterest Income
				% Change
($ in millions)	4Q20	3Q20	4Q19	LQ	Y/Y
Wealth management and trust fees	$19.0	$18.2	$18.7	4%	2%
Investment management fees	1.2	1.4	2.6	(16)%	(54)%
Private banking fees [1]	5.0	2.3	3.5	nm	44%
Total core fees and income	$25.2	$22.0	$24.8	15%	2%
Total other income	1.4	1.1	2.0	33%	(29)%
Total noninterest income	$26.7	$23.0	$26.8	16%	(1)%
nm = not meaningful
[1] Private banking fees includes Other banking fee income and Gain/(loss) on sale of loans, net
Total core fees and income for the fourth quarter of 2020 was $25.2 million, a 15% increase linked quarter. The linked quarter increase was primarily driven by higher swap fees and higher BOLI income in the fourth quarter of 2020.

Assets Under Management/Advisory
				% Change
($ in millions)	4Q20	3Q20	4Q19	LQ	Y/Y
Wealth Management and Trust	$16,574	$15,581	$15,224	6%	9%
Other [2]	526	672	1,544	(22)%	(66)%
Total assets under management/advisory	$17,100	$16,253	$16,768	5%	2%

Net flows
Wealth Management and Trust	$(128)	$(12)	$(114)
Other [2]	(268)	(395)	(95)
Total net flows	$(396)	$(407)	$(209)
[2] Includes results from DGHM
Total AUM were $17.1 billion as of December 31, 2020, a 5% increase linked quarter. The linked quarter increase was primarily driven by the impact of favorable market action, partially offset by net outflows.
Total net flows were negative $396 million during the fourth quarter of 2020, driven by net flows of negative $268 million at DGHM and negative $128 million in the Wealth Management and Trust segment. Negative flows in the Wealth Management and Trust segment were driven by distributions to existing clients during the quarter. New business at Wealth Management & Trust remained strong at $297 million for the fourth quarter of 2020, compared to $299 million for the third quarter of 2020 and $1.1 billion for the year 2020.

Noninterest Expense
				% Change
($ in millions)	4Q20	3Q20	4Q19	LQ	Y/Y
Salaries and employee benefits	$36.0	$34.7	$34.2	4%	5%
Occupancy and equipment	7.7	8.2	7.6	(5)%	2%
Information systems	8.6	7.1	6.5	22%	33%
Professional services	2.7	4.0	3.9	(32)%	(30)%
Marketing and business development	1.2	0.9	2.0	23%	(43)%
Amortization of intangibles	0.6	0.7	0.7	(21)%	(16)%
FDIC insurance	0.9	1.0	—	(9)%	nm
Other	0.2	4.4	3.6	(94)%	(93)%
Total noninterest expense	$58.0	$60.9	$58.5	(5)%	(1)%

Memo: Excluding Off-Balance Sheet Provision
Reserve for unfunded loan commitments	$(2.4)	$1.8	—	nm	nm
Total noninterest expense, excluding Reserve for unfunded loan commitments (non-GAAP)	$60.4	$59.2	$58.5	2%	3%
Total noninterest expense for the fourth quarter of 2020 was $58.0 million, a 5% decrease linked quarter. The improvement linked quarter was driven primarily by a provision credit for unfunded loan commitments of $2.4 million in the fourth quarter of 2020, compared to a $1.8 million expense in the third quarter of 2020, each of which are recognized in Other expense.
Excluding the Reserve for unfunded loan commitments, Total noninterest expense (non-GAAP) for the fourth quarter of 2020 was $60.4 million, an increase of 2% linked quarter and an increase of 3% year-over-year. The linked quarter and year-over-year increases are driven primarily by higher Information systems expense from technology initiatives placed in service and higher compensation expense.

Income Tax Expense

The Company's effective tax rate for the fourth quarter of 2020 was 19.7%. The increase in the effective tax rate linked quarter reflects the impact of higher pre-tax income.

Loans - QTD Averages & Yields
				% Change
($ in millions)	4Q20	3Q20	4Q19	LQ	Y/Y
Commercial and industrial	$1,036	$1,033	$1,142	—%	(9)%
Paycheck Protection Program ("PPP")	349	373	—	(6)%	nm
Commercial real estate	2,711	2,653	2,562	2%	6%
Construction and land	172	218	217	(21)%	(21)%
Residential	2,721	2,810	2,935	(3)%	(7)%
Home equity	79	84	85	(6)%	(6)%
Other consumer	121	112	132	8%	(8)%
Total loans	$7,189	$7,283	$7,073	(1)%	2%
Total loans, excluding PPP (non-GAAP)	$6,840	$6,910	$7,073	(1)%	(3)%

Total loan yields	3.31%	3.23%	3.83%
Average total loans, excluding PPP (non-GAAP) in the fourth quarter of 2020 decreased 1% linked quarter and decreased 3% year-over-year.
•Commercial and industrial loans decreased 9% year-over-year driven by lower revolving line of credit usage
•PPP loans decreased 6% linked quarter driven by the SBA's forgiveness of approximately 200 loans totaling $60 million in the fourth quarter of 2020
•Commercial real estate loans increased 2% linked quarter driven by the conversion of two loans from construction to permanent financing during the fourth quarter of 2020

•Residential mortgage loans decreased 3% linked quarter and 7% year-over-year driven by the sale of $72 million of loans late in the third quarter of 2020

Deposits - QTD Averages & Costs
				% Change
($ in millions)	4Q20	3Q20	4Q19	LQ	Y/Y
Non-interest bearing deposits	$2,483	$2,321	$2,002	7%	24%
Interest bearing deposits	5,868	5,378	4,957	9%	18%
Total deposits	$8,351	$7,700	$6,959	8%	20%

Cost of total deposits	0.26%	0.33%	0.86%
Cost of total interest-bearing deposits	0.37%	0.48%	1.20%
Average total deposits in the fourth quarter of 2020 increased 8% linked quarter and 20% year-over-year to $8.4 billion. The linked quarter and year-over-year increases were driven by a combination of existing and new client balances.

Provision and Asset Quality

($ in millions)	4Q20	3Q20	2Q20	1Q20	4Q19
Provision and Allowance
Provision/(credit) for loan losses	$(3.0)	$(4.6)	$22.6	$17.0	$(3.7)
Reserve for unfunded loan commitments	(2.4)	1.8	2.8	1.8	—
Total Provision/(credit) for credit losses	$(5.4)	$(2.8)	$25.4	$18.8	$(3.7)
Allowance for loan losses as a % of Total loans	1.14%	1.17%	1.22%	0.97%	1.03%

Asset Quality
Total net loans (charged-off)/ recovered	$(0.3)	$(0.2)	$(1.5)	$(0.3)	$0.3
Total nonaccrual loans	$23.9	$41.3	$25.6	$24.3	$16.1
Nonaccrual loans as a % of Total loans	0.34%	0.57%	0.35%	0.35%	0.23%

Special mention loans (criticized loans)	$187.2	$199.5	$191.9	$92.6	$52.0
Classified loans	130.7	123.1	114.2	112.3	74.0
Total criticized and classified loans	$318.0	$322.6	$306.1	$204.9	$126.1
The Company recorded a Total provision credit for credit losses of $5.4 million during the fourth quarter of 2020. The provision release was primarily driven by an improved economic forecast related to the current expected credit losses methodology, partially offset by increased qualitative reserves for Commercial real estate. The Allowance for loan losses as a percentage of Total loans, excluding PPP loans (non-GAAP), was 1.19% in the fourth quarter of 2020, compared to 1.23% in the third quarter of 2020.
Total nonaccrual loans as of December 31, 2020 was $23.9 million, a decrease of $17.4 million, or 42%, linked quarter primarily driven by the payoff of a Commercial and industrial relationship in Northern California.
Total criticized and classified loans as of December 31, 2020 was $318.0 million, a decrease of $4.6 million, or 1%, linked quarter. In the fourth quarter of 2020, there were:
•$39 million of loan payoffs, paydowns and upgrades
•$35 million of loan downgrades, including $31 million of Commercial real estate loans across 8 relationships, primarily with retail, office, and hospitality collateral
As of December 31, 2020:
•Residential loans on deferral totaled approximately $15 million, or 0.6% of total residential loans, compared to a peak of approximately $220 million in the second quarter of 2020
•Commercial and industrial loans on deferral totaled approximately $11 million, or 1.1% of total Commercial and industrial loans, compared to a peak of approximately $125 million in the second quarter of 2020

•The majority of Commercial real estate clients that qualified for and accepted the debt service reserve program remain in the program, representing a total loan balance of approximately $72 million, or 2.6% of total Commercial real estate loans

Capital

	4Q20	3Q20	2Q20	1Q20	4Q19
Tangible common equity/ Tangible assets (non-GAAP)	8.0%	8.3%	8.3%	8.8%	8.6%
Tangible book value per share (non-GAAP)	$9.73	$9.48	$9.25	$9.31	$9.02

Regulatory Capital Ratios: [3]
Tier 1 common equity	11.5%	11.3%	11.1%	11.2%	11.4%
Tier 1 risk-based capital	13.0%	12.8%	12.6%	12.7%	13.0%
Total risk-based capital	14.3%	14.1%	13.9%	13.8%	14.1%
Tier 1 leverage capital	8.9%	9.2%	9.2%	9.7%	9.8%
[3] Current quarter information is presented based on estimated data.
The Company's tangible book value per share increased to $9.73 in the fourth quarter of 2020, a 8% increase year-over-year.

Dividend Payments
Concurrent with the release of fourth quarter 2020 earnings, the Board of Directors of the Company declared a cash dividend payable to common shareholders of $0.06 per share. The record date for this dividend is February 5, 2021, and the payment date is February 19, 2021.

Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.
These non-GAAP financial measures include: return on average common equity; return on average tangible common equity; return on average assets; tangible book value per share; pre-tax, pre-provision income; tangible common equity / tangible assets; the efficiency ratio excluding amortization of intangibles; net income/(loss) attributable to the Company excluding notable items; total noninterest expense, excluding reserve for unfunded loan commitments; net income/(loss) attributable to the common shareholders, treasury stock method, excluding notable items; diluted earnings/(loss) per share excluding notable items; average total loans, excluding PPP; and total loans, excluding PPP.
A detailed reconciliation table of the Company’s GAAP to non-GAAP measures is included in the tables of this release and beginning on page 16 of the attached financial statements.

About Boston Private
Boston Private is a leading provider of integrated wealth management, trust and banking services to individuals, families, businesses and nonprofits.
For more than 30 years, Boston Private has delivered comprehensive advice coupled with deep technical expertise to help clients simplify their lives and achieve their goals. The firm offers the capabilities of a large institution with the superior service of a boutique firm to clients across the United States.
Boston Private is the corporate brand of Boston Private Financial Holdings, Inc. (NASDAQ: BPFH).
For more information, visit www.bostonprivate.com.

Forward-Looking Statements
Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy; evaluations of interest rate trends and future liquidity; expectations as to changes in assets, deposits and results of operations; the impact of the COVID-19 pandemic; future operations; market position and financial position; and prospects, plans and objectives of management. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, the negative impacts and disruptions of the COVID-19 pandemic and measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; the length and extent of the economic contraction as a result of the COVID-19 pandemic; continued deterioration in employment levels, general business and economic conditions on a national basis and in the local markets in which the Company operates; the failure to obtain our shareholder’s approval to our proposed merger with SVB; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the effect of the announcement of the proposed merger on our ability to maintain relationships with our key partners, customers and employees, and on our operating results and business generally;changes in customer behavior; the possibility that future credits losses are higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; turbulence in the capital and debt markets; changes in interest rates; increases in loan defaults and charge-off rates; decreases in the value of securities and other assets; changes in loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; changes in regulation; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; risks that goodwill and intangibles recorded in the Company’s financial statements will become impaired; the risk that the Company’s deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions, dispositions and restructurings; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

###
CONTACT:
Adam Bromley
(617) 912-4386
abromley@bostonprivate.com

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated Balance Sheets
Unaudited ($ in thousands, except share and per share data)
	4Q20	3Q20	2Q20	1Q20	4Q19
ASSETS:
Cash and cash equivalents	$1,055,588	$546,263	$179,027	$61,714	$292,479
Investment securities available-for-sale	1,243,693	1,011,327	1,002,970	993,166	978,284
Investment securities held-to-maturity	35,223	38,600	42,495	45,395	48,212
Equity securities at fair value	41,452	32,818	24,492	23,080	18,810
Stock in Federal Home Loan Bank and Federal Reserve Bank	28,663	36,618	42,407	45,273	39,078
Loans held for sale	17,421	15,074	9,786	7,671	7,386
Loans	7,104,309	7,222,569	7,332,954	7,043,338	6,976,704
Less: Allowance for loan losses	81,238	84,551	89,324	68,211	71,982
Loans, net of Allowance for loan losses	7,023,071	7,138,018	7,243,630	6,975,127	6,904,722
Premises and equipment, net	44,087	42,907	43,805	43,544	44,527
Goodwill	57,607	57,607	57,607	57,607	57,607
Intangible assets, net	9,056	8,898	8,935	9,637	10,352
Accrued interest receivable	26,191	25,935	24,918	24,054	24,175
Deferred income taxes, net	6,774	8,250	9,116	5,630	11,383
Right-of-use assets	97,859	94,879	94,143	98,896	102,075
Other assets	362,048	374,111	375,575	355,532	291,411
TOTAL ASSETS	$10,048,733	$9,431,305	$9,158,906	$8,746,326	$8,830,501

LIABILITIES:
Deposits	$8,595,366	$7,827,719	$7,427,397	$6,835,572	$7,241,476
Securities sold under agreements to repurchase	53,472	42,544	46,623	45,319	53,398
Federal funds purchased	—	—	—	145,000	—
Federal Home Loan Bank borrowings	114,659	296,236	426,313	491,254	350,829
Junior subordinated debentures	106,363	106,363	106,363	106,363	106,363
Lease liabilities	112,339	108,932	108,234	113,574	117,214
Other liabilities	198,526	203,342	218,771	180,452	140,820
TOTAL LIABILITIES	9,180,725	8,585,136	8,333,701	7,917,534	8,010,100

REDEEMABLE NONCONTROLLING INTERESTS (“RNCI”)	—	—	—	—	1,383
SHAREHOLDERS' EQUITY:
Common stock, $1.00 par value; authorized: 170,000,000 shares	82,334	82,255	82,058	81,800	83,266
Additional paid-in capital	597,558	597,113	594,463	593,167	600,708
Retained earnings	156,431	136,394	118,647	131,761	127,469
Accumulated other comprehensive income	31,685	30,407	30,037	22,064	7,575
TOTAL SHAREHOLDERS' EQUITY	868,008	846,169	825,205	828,792	819,018
TOTAL LIABILITIES, RNCI, AND SHAREHOLDERS' EQUITY	$10,048,733	$9,431,305	$9,158,906	$8,746,326	$8,830,501

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated Income Statements
Unaudited ($ in thousands, except share and per share data)
	4Q20	3Q20	2Q20	1Q20	4Q19
REVENUE:
Interest income	$66,351	$65,453	$68,819	$73,082	$75,291
Interest expense	6,944	7,629	9,881	15,825	19,166
Net interest income	59,407	57,824	58,938	57,257	56,125
Provision/(credit) for loan losses [4]	(2,999)	(4,569)	22,604	16,962	(3,668)
Net interest income after Provision/(credit) for loan losses	62,406	62,393	36,334	40,295	59,793

Wealth management and trust fees [5]	19,016	18,240	17,261	18,371	18,720
Investment management fees	1,173	1,393	1,770	1,925	2,554
Private banking fee income	4,304	1,320	2,395	2,490	2,924
Gain on sale of loans, net	718	1,006	204	100	557
Total core fees and income	25,211	21,959	21,630	22,886	24,755
Total other income	1,445	1,086	1,032	(1,365)	2,038
TOTAL REVENUE [6]	86,063	80,869	81,600	78,778	82,918

NONINTEREST EXPENSE:
Salaries and employee benefits	36,022	34,671	33,937	35,096	34,186
Occupancy and equipment	7,723	8,150	7,560	7,646	7,578
Information systems	8,633	7,096	7,113	6,725	6,476
Professional services	2,744	4,025	3,446	3,601	3,920
Marketing and business development	1,154	935	2,313	1,890	2,017
Amortization of intangibles	566	714	702	715	676
FDIC insurance	876	960	767	—	(19)
Other [4]	249	4,386	5,615	5,235	3,623
TOTAL NONINTEREST EXPENSE	57,967	60,937	61,453	60,908	58,457

INCOME/(LOSS) BEFORE INCOME TAXES	31,095	24,501	(2,457)	908	28,129
Income tax expense	6,124	1,821	841	102	6,788
Net income/(loss) before attribution to noncontrolling interests	24,971	22,680	(3,298)	806	21,341
Less: Net income attributable to noncontrolling interests	—	—	—	6	97
NET INCOME/(LOSS) ATTRIBUTABLE TO THE COMPANY	$24,971	$22,680	$(3,298)	$800	$21,244

Adjustments, treasury stock method [7]	—	—	—	414	98
NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$24,971	$22,680	$(3,298)	$1,214	$21,342

COMMON SHARE DATA:
Weighted average basic shares outstanding	82,292,450	82,221,705	81,929,752	83,005,064	83,238,982
Weighted average diluted shares outstanding [8]	82,764,339	82,362,338	81,929,752	83,318,041	83,637,786
Diluted earnings/(loss) per share	$0.30	$0.28	$(0.04)	$0.01	$0.26

[4] Total Provision for credit losses includes the Provision/(credit) for loan losses and the Reserve for unfunded loan commitments within Other expense.

[5] Wealth management and trust fees consists of revenue from Boston Private Wealth LLC ("BPW"), KLS Professional Advisors Group, LLC ("KLS"), and the trust operations of Boston Private Bank & Trust Company.

[6] Total revenue is the sum of Net interest income, Total core fees and income, and Total other income.

[7] Adjustments to Net income/(loss) attributable to the Company to arrive at Net income/(loss) attributable to common shareholders, treasury stock method, as presented in these tables, include decreases/(increases) in Noncontrolling interests redemption value, if any.

[8] For a description of the Company's policies regarding Diluted earnings per share, please refer to Part II. Item 8. “Financial Statements and Supplementary Data - Note 16: Earnings Per Share” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated Income Statements
Unaudited ($ in thousands, except share and per share data)
	Year ended December 31,
	2020	2019
REVENUE:
Interest income	$273,705	$308,447
Interest expense	40,279	80,371
Net interest income	233,426	228,076
Provision/(credit) for loan losses [4]	31,998	(3,564)
Net interest income after Provision/(credit) for loan losses	201,428	231,640

Wealth management and trust fees [5]	72,888	75,757
Investment management fees	6,261	10,155
Private banking fee income	10,509	10,948
Gain on sale of loans, net	2,028	1,622
Total core fees and income	91,686	98,482
Total other income	2,198	3,065
TOTAL REVENUE [6]	327,310	329,623

NONINTEREST EXPENSE:
Salaries and employee benefits	139,726	134,302
Occupancy and equipment	31,079	32,038
Information systems	29,567	22,642
Professional services	13,816	15,228
Marketing and business development	6,292	6,439
Amortization of intangibles	2,697	2,691
FDIC insurance	2,603	1,285
Restructuring	—	1,646
Other [4]	15,485	13,935
TOTAL NONINTEREST EXPENSE	241,265	230,206

INCOME BEFORE INCOME TAXES	54,047	102,981
Income tax expense	8,888	22,591
Net income before attribution to noncontrolling interests	45,159	80,390
Less: Net income attributable to noncontrolling interests	6	362
NET INCOME ATTRIBUTABLE TO THE COMPANY	$45,153	$80,028

Adjustments, treasury stock method [7]	414	1,143
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$45,567	$81,171

COMMON SHARE DATA
Weighted average basic shares outstanding	82,359,528	83,430,740
Weighted average diluted shares outstanding [8]	82,757,785	83,920,792
Diluted earnings per share	$0.55	$0.97

[4] Total Provision for credit losses includes the Provision/(credit) for loan losses and the Reserve for unfunded loan commitments within Other expense.

[5] Wealth management and trust fees consists of revenue from Boston Private Wealth LLC ("BPW"), KLS Professional Advisors Group, LLC ("KLS") through the effective date of its merger with BPW, and the trust operations of Boston Private Bank & Trust Company.

[6] Total revenue is the sum of Net interest income, Total core fees and income, and Total other income.

[7] Adjustments to Net income attributable to the Company to arrive at Net income attributable to common shareholders, treasury stock method, as presented in these tables, include decreases/(increases) in Noncontrolling interests redemption value, if any.

[8] For a description of the Company's policies regarding Diluted earnings per share, please refer to Part II. Item 8. “Financial Statements and Supplementary Data - Note 16: Earnings Per Share” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated Financial Highlights
Unaudited ($ in thousands, except share and per share data)
	4Q20	3Q20	2Q20	1Q20	4Q19
KEY STATISTICS:
Return on average assets (non-GAAP) [9]	1.00%	0.96%	(0.15)%	0.04%	0.96%
ROACE (non-GAAP) [9]	11.50%	10.68%	(1.58)%	0.39%	10.29%
ROATCE (non-GAAP) [9]	12.69%	11.88%	(1.43)%	0.72%	11.51%
Efficiency ratio (non-GAAP) [9]	66.7%	74.5%	74.4%	76.4%	69.7%
Noninterest income to total revenue	31.0%	28.5%	27.8%	27.3%	32.3%

Net interest margin	2.52%	2.61%	2.75%	2.76%	2.70%
Average loan to average deposit ratio	86.1%	94.6%	100.5%	99.0%	101.6%
Cost of total deposits	0.26%	0.33%	0.41%	0.72%	0.86%
Cost of interest-bearing deposits	0.37%	0.48%	0.59%	1.02%	1.20%
Cost of total funding	0.32%	0.37%	0.50%	0.83%	0.99%

Allowance for loan losses / Total loans	1.14%	1.17%	1.22%	0.97%	1.03%
Nonperforming loans / Total loans	0.34%	0.57%	0.35%	0.35%	0.23%
Net (charge-offs)/recoveries / Total loans [9]	(0.02)%	(0.01)%	(0.08)%	(0.02)%	0.02%

CAPITAL HIGHLIGHTS:
Tier 1 common equity [3]	$773,017	$752,492	$731,316	$742,044	$745,926
Tier 1 capital [3]	$873,039	$852,514	$831,338	$842,066	$846,337
Total capital [3]	$956,789	$935,887	$913,936	$914,572	$919,573

Risk-weighted assets [3]	$6,696,025	$6,659,752	$6,593,957	$6,627,339	$6,530,804
Average assets for leverage [3]	$9,796,299	$9,237,942	$9,009,565	$8,691,254	$8,659,944

Tier 1 common equity ratio [3]	11.54%	11.30%	11.09%	11.20%	11.42%
Tier 1 risk-based capital ratio [3]	13.04%	12.80%	12.61%	12.71%	12.96%
Total risk-based capital ratio [3]	14.29%	14.05%	13.86%	13.80%	14.08%
Tier 1 leverage capital ratio [3]	8.91%	9.23%	9.23%	9.69%	9.77%

Total equity / Total assets	8.64%	8.97%	9.01%	9.48%	9.27%
Tangible common equity / Tangible assets (non-GAAP)	8.03%	8.33%	8.34%	8.77%	8.57%

End of period market price per share	$8.45	$5.52	$6.88	$7.15	$12.03
End of period shares outstanding	82,334,257	82,254,594	82,058,483	81,800,486	83,265,674
Book value per common share	$10.54	$10.29	$10.06	$10.13	$9.84
Tangible book value per share (non-GAAP)	$9.73	$9.48	$9.25	$9.31	$9.02

Common Equity Repurchase Program:
Total shares of common stock repurchased	—	—	—	1,565,060	—
Average price paid per share of common stock	$—	$—	$—	$8.18	$—
Aggregate repurchases of common stock ($ in millions)	$—	$—	$—	$12.8	$—

[3] Current quarter information is presented based on estimated data. [9] Annualized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated AUM and Balance Sheet - End of Period Balances
Unaudited ($ in thousands)
	4Q20	3Q20	2Q20	1Q20	4Q19
ASSETS UNDER MANAGEMENT AND ADVISORY ("AUM"):
Wealth Management and Trust	$16,574,000	$15,581,000	$14,889,000	$13,497,000	$15,224,000
Other [2]	526,000	672,000	1,067,000	1,016,000	1,544,000
TOTAL AUM	$17,100,000	$16,253,000	$15,956,000	$14,513,000	$16,768,000

AUM Rollforward:
Beginning balance	$16,253,000	$15,956,000	$14,513,000	$16,768,000	$16,228,000
Net flows	(396,000)	(407,000)	(40,000)	150,000	(209,000)
Market returns	1,243,000	704,000	1,483,000	(2,405,000)	749,000
Ending balance	$17,100,000	$16,253,000	$15,956,000	$14,513,000	$16,768,000

AUM Net Flows:
Wealth Management and Trust	$(128,000)	$(12,000)	$60,000	$176,000	$(114,000)
Other [2]	(268,000)	(395,000)	(100,000)	(26,000)	(95,000)
TOTAL NET FLOWS	$(396,000)	$(407,000)	$(40,000)	$150,000	$(209,000)

DEPOSITS:
Demand deposits (non-interest bearing)	$2,481,676	$2,346,126	$2,293,864	$2,020,440	$1,971,013
Savings and NOW	905,692	756,797	758,656	653,006	646,199
Money market	4,699,882	4,187,657	3,753,228	3,468,701	3,969,330
Certificates of deposit	508,116	537,139	621,649	693,425	654,934
TOTAL DEPOSITS	$8,595,366	$7,827,719	$7,427,397	$6,835,572	$7,241,476

LOANS:
Commercial and industrial	$558,343	$583,145	$565,748	$670,744	$694,034
Paycheck Protection Program	312,356	371,496	370,034	—	—
Commercial tax-exempt	442,159	472,342	419,264	445,319	447,927
Commercial real estate	2,757,375	2,659,890	2,676,708	2,626,299	2,551,274
Construction and land	159,204	211,697	240,211	238,293	225,983
Residential	2,677,464	2,729,164	2,859,627	2,841,926	2,839,155
Home equity	77,364	81,797	84,588	89,350	83,657
Consumer	120,044	113,038	116,774	131,407	134,674
TOTAL LOANS	$7,104,309	$7,222,569	$7,332,954	$7,043,338	$6,976,704

[2] Includes results from Dalton, Greiner, Hartman, Maher & Co, LLC ("DGHM")

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Provision and Asset Quality
Unaudited ($ in thousands)
	4Q20	3Q20	2Q20	1Q20	4Q19
PROVISION:
Provision/(credit) for loan losses	$(2,999)	$(4,569)	$22,604	$16,962	$(3,668)
Reserve for unfunded loan commitments [4]	(2,386)	1,750	2,829	1,827	(23)
Total Provision/(credit) for credit losses	$(5,385)	$(2,819)	$25,433	$18,789	$(3,691)

CHARGE-OFFS:
Loan charge-offs	$(511)	$(245)	$(1,546)	$(528)	$(285)
Loan recoveries	197	41	55	180	576
NET (CHARGE-OFFS)/RECOVERIES	$(314)	$(204)	$(1,491)	$(348)	$291
Net charge-offs to average loans (annualized)	(0.02)%	(0.01)%	(0.08)%	(0.02)%	0.02%

Net (Charge-offs)/Recoveries by Loan Type:
Commercial and industrial	$(474)	$(136)	$(337)	$(473)	$118
Commercial real estate	160	—	—	—	183
Home equity	—	—	(1,157)	132	4
Consumer	—	(68)	3	(7)	(14)
NET (CHARGE-OFFS)/RECOVERIES	$(314)	$(204)	$(1,491)	$(348)	$291

LOAN QUALITY DATA:
Special mention loans	$187,237	$199,509	$191,882	$92,623	$52,026

Accruing classified loans [10]	106,883	81,827	88,586	87,948	57,922
Nonaccrual loans	23,851	41,263	25,604	24,314	16,103
Total classified	130,734	123,090	114,190	112,262	74,025
Criticized and classified loans	$317,971	$322,599	$306,072	$204,885	$126,051

Loans 30-89 days past due and accruing [11]	$19,862	$5,635	$5,535	$14,852	$25,945

[4] Total Provision for credit losses includes the Provision/(credit) for loan losses and the Reserve for unfunded loan commitments within Other expense.

[10] Accruing classified loans include loans that are classified as substandard but are still accruing interest income. Boston Private Bank & Trust Company may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonaccrual at some time in the future.

11 At June 30, 2020, the Company had one loan totaling less than $0.1 million that was more than 90 days past due but still on accrual status. This loan originated in the New England region. The Company had no other loans outstanding more than 90 days past due but still on accrual status in comparative periods.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Average Balances, Yields, and Rates
Unaudited ($ in thousands)
	Average Balance			Interest Income/Expense			Average Yield/Rate
	4Q20	3Q20	4Q19	4Q20	3Q20	4Q19	4Q20	3Q20	4Q19
INTEREST-EARNING ASSETS
Cash and investments:
Taxable investment securities	$209,143	$201,515	$201,535	$849	$853	$869	1.62%	1.69%	1.72%
Non-taxable investment securities	318,291	313,130	311,705	1,973	1,974	1,976	2.48%	2.52%	2.54%
Mortgage-backed securities	598,616	515,813	489,927	2,585	2,354	2,568	1.73%	1.83%	2.10%
Short-term investments and other	976,344	432,117	130,519	687	654	1,210	0.28%	0.59%	3.65%
Total cash and investments	2,102,394	1,462,575	1,133,686	6,094	5,835	6,623	1.16%	1.59%	2.33%
Loans: [12]
Commercial and industrial	1,035,783	1,032,816	1,142,015	8,504	8,314	11,276	3.21%	3.15%	3.86%
Paycheck Protection Program	348,827	373,047	—	3,798	2,390	—	4.26%	2.51%	—%
Commercial real estate	2,711,396	2,652,770	2,562,380	24,096	23,546	28,285	3.48%	3.47%	4.32%
Construction and land	171,873	218,211	216,754	1,642	2,109	2,588	3.74%	3.78%	4.67%
Residential	2,720,733	2,809,871	2,934,786	21,041	22,089	24,275	3.09%	3.14%	3.31%
Home equity	79,485	84,226	84,632	676	623	965	3.38%	2.94%	4.53%
Other consumer	121,139	111,657	132,143	500	547	1,279	1.64%	1.95%	3.84%
Total loans	7,189,236	7,282,598	7,072,710	60,257	59,618	68,668	3.31%	3.23%	3.83%
Total earning assets	9,291,630	8,745,173	8,206,396	66,351	65,453	75,291	2.82%	2.96%	3.62%

LESS: Allowance for loan losses	84,679	89,370	75,283
Cash and due from banks	38,732	34,761	48,287
Other assets	651,008	655,999	559,350
TOTAL AVERAGE ASSETS	$9,896,691	$9,346,563	$8,738,750

INTEREST-BEARING LIABILITIES
Interest-bearing deposits: [13]
Savings and NOW	$793,923	$722,742	$644,502	$200	$197	$252	0.10%	0.11%	0.16%
Money market	4,551,046	4,070,026	3,632,258	4,255	4,790	11,449	0.37%	0.47%	1.25%
Certificates of deposit	522,567	585,729	680,466	981	1,447	3,322	0.75%	0.98%	1.94%
Total interest-bearing deposits [13]	5,867,536	5,378,497	4,957,226	5,436	6,434	15,023	0.37%	0.48%	1.20%
Junior subordinated debentures	106,363	106,363	106,363	481	508	966	1.77%	1.87%	3.56%
FHLB borrowings and other	267,865	388,412	591,682	1,027	687	3,177	1.50%	0.69%	2.10%
Total interest-bearing liabilities [13]	6,241,764	5,873,272	5,655,271	6,944	7,629	19,166	0.44%	0.52%	1.34%

Non-interest bearing demand deposits [13]	2,482,969	2,321,223	2,001,714
Payables and other liabilities	310,820	309,462	261,503
Total average liabilities	9,035,553	8,503,957	7,918,488
Redeemable noncontrolling interests	—	—	1,446
Average shareholders’ equity	861,138	842,606	818,816
TOTAL AVERAGE LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY	$9,896,691	$9,346,563	$8,738,750
Net interest income				$59,407	$57,824	$56,125
Interest rate spread							2.38%	2.44%	2.28%
Net interest margin							2.52%	2.61%	2.70%

Average total deposits [13]	$8,350,505	$7,699,720	$6,958,940				0.26%	0.33%	0.86%
Average total deposits and borrowings [13]	$8,724,733	$8,194,495	$7,656,985				0.32%	0.37%	0.99%

[12] Average loans includes Loans held for sale and Nonaccrual loans

[13] Average total deposits is the sum of Average total interest-bearing deposits and Average non-interest bearing demand deposits. Average total deposits and borrowings is the sum of Average total interest-bearing liabilities and Average non-interest bearing demand deposits.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Average Balances, Yields, and Rates
Unaudited ($ in thousands)
	Average Balance		Interest Income/Expense		Average Yield/Rate
	Year Ended		Year Ended		Year Ended
INTEREST-EARNING ASSETS	12/31/20	12/31/19	12/31/20	12/31/19	12/31/20	12/31/19
Cash and investments:
Taxable investment securities	$202,557	$217,653	$3,429	$4,113	1.69%	1.89%
Non-taxable investment securities	315,903	307,005	7,950	7,702	2.52%	2.51%
Mortgage-backed securities	535,302	502,949	10,292	10,793	1.92%	2.15%
Short-term investments and other	437,177	110,877	2,994	4,259	0.69%	3.84%
Total cash and investments	1,490,939	1,138,484	24,665	26,867	1.65%	2.36%
Loans: [12]
Commercial and industrial	1,064,512	1,101,635	37,250	44,949	3.50%	4.08%
Paycheck Protection Program	251,016	—	7,761	—	3.11%	—%
Commercial real estate	2,651,554	2,496,878	99,726	115,507	3.76%	4.63%
Construction and land	214,074	206,624	8,574	10,198	4.00%	4.94%
Residential	2,810,786	2,983,173	89,677	101,122	3.19%	3.39%
Home equity	84,502	88,917	2,901	4,353	3.43%	4.90%
Other consumer	122,312	129,701	3,151	5,451	2.58%	4.20%
Total loans	7,198,756	7,006,928	249,040	281,580	3.46%	4.02%
Total earning assets	8,689,695	8,145,412	273,705	308,447	3.15%	3.79%

LESS: Allowance for loan losses	73,636	74,969
Cash and due from banks	40,800	47,286
Other assets	628,049	527,269
TOTAL AVERAGE ASSETS	$9,284,908	$8,644,998

INTEREST-BEARING LIABILITIES
Interest-bearing deposits: [13]
Savings and NOW	$709,357	$654,712	$816	$1,099	0.12%	0.17%
Money market	4,014,481	3,395,842	23,550	43,521	0.59%	1.28%
Certificates of deposit	611,829	730,693	7,635	14,463	1.25%	1.98%
Total interest-bearing deposits [13]	5,335,667	4,781,247	32,001	59,083	0.60%	1.24%
Junior subordinated debentures	106,363	106,363	2,670	4,189	2.50%	3.94%
FHLB borrowings and other	430,176	748,628	5,608	17,099	1.30%	2.28%
Total interest-bearing liabilities [13]	5,872,206	5,636,238	40,279	80,371	0.69%	1.43%

Non-interest bearing demand deposits [13]	2,266,801	1,962,951
Payables and other liabilities	299,301	247,163
Total average liabilities	8,438,308	7,846,352
Redeemable noncontrolling interests	308	1,593
Average shareholders’ equity	846,292	797,053
TOTAL AVERAGE LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY	$9,284,908	$8,644,998
Net interest income			$233,426	$228,076
Interest rate spread					2.46%	2.36%
Net interest margin					2.69%	2.80%

Average total deposits [13]	$7,602,468	$6,744,198			0.42%	0.88%
Average total deposits and borrowings [13]	$8,139,007	$7,599,189			0.49%	1.06%
[12] Average loans includes Loans held for sale and Nonaccrual loans

[13] Average total deposits is the sum of Average total interest-bearing deposits and Average non-interest bearing demand deposits. Average total deposits and borrowings is the sum of Average total interest-bearing liabilities and Average non-interest bearing demand deposits.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Regional Loan Data [14]
Unaudited ($ in thousands)
	4Q20	3Q20	2Q20	1Q20	4Q19
New England	$3,593,925	$3,669,746	$3,781,603	$3,724,959	$3,776,747
Northern California	1,776,682	1,763,556	1,741,255	1,618,668	1,532,786
Southern California	1,733,702	1,789,267	1,810,096	1,699,711	1,667,171
Total loans	$7,104,309	$7,222,569	$7,332,954	$7,043,338	$6,976,704

Loans (charged-off)/recovered, net:
New England	$162	$(111)	$7	$15	$414
Northern California	(147)	—	3	122	(10)
Southern California	(329)	(93)	(1,501)	(485)	(113)
Total net loans (charged-off)/recovered	$(314)	$(204)	$(1,491)	$(348)	$291

Special mention loans:
New England	$94,235	$103,060	$83,026	$61,741	$21,691
Northern California	64,361	63,192	75,609	5,947	5,227
Southern California	28,641	33,257	33,247	24,935	25,108
Total special mention loans	$187,237	$199,509	$191,882	$92,623	$52,026

Accruing classified loans:
New England	$89,582	$74,682	$53,124	$50,483	$20,428
Northern California	340	4,589	21,712	24,843	24,946
Southern California	16,961	2,556	13,750	12,622	12,548
Total accruing classified loans	$106,883	$81,827	$88,586	$87,948	$57,922

Nonaccruing loans:
New England	$12,643	$11,807	$11,630	$11,965	$9,764
Northern California	6,331	25,133	9,459	6,575	319
Southern California	4,877	4,323	4,515	5,774	6,020
Total nonaccruing loans	$23,851	$41,263	$25,604	$24,314	$16,103

[14] The concentration of the Private Banking loan data and credit quality is primarily based on the location of the lenders' regional offices.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Reconciliations of Non-GAAP Financial Measures
Unaudited ($ in thousands, except share and per share data)
	4Q20	3Q20	2Q20	1Q20	4Q19
ROACE AND ROATCE:
Net income/(loss) attributable to the Company (GAAP) (A)	$24,971	$22,680	$(3,298)	$800	$21,244
ADD: Amortization of intangibles, net of tax	447	564	555	565	534
Tangible common net income/(loss) (non-GAAP) (B)	$25,418	$23,244	$(2,743)	$1,365	$21,778

Total average shareholders’ equity (C)	$861,138	$842,606	$834,882	$838,935	$818,816
LESS: Average goodwill and intangibles, net	(66,253)	(66,246)	(66,877)	(67,586)	(68,031)
Average tangible common equity (non-GAAP) (D)	$794,885	$776,360	$768,005	$771,349	$750,785

ROACE (annualized) (A/C)	11.50%	10.68%	(1.58)%	0.39%	10.29%
ROATCE (annualized) (B/D)	12.69%	11.88%	(1.43)%	0.72%	11.51%

PRE-TAX, PRE-PROVISION INCOME:
Income/(loss) before income taxes (GAAP)	$31,095	$24,501	$(2,457)	$908	$28,129
ADD BACK: Provision/(credit) for loan losses	(2,999)	(4,569)	22,604	16,962	(3,668)
Pre-tax, pre-provision income (non-GAAP)	$28,096	$19,932	$20,147	$17,870	$24,461

TANGIBLE COMMON EQUITY:
Total shareholders’ equity (GAAP)	$868,008	$846,169	$825,205	$828,792	$819,018
LESS: Goodwill and intangibles, net	(66,663)	(66,505)	(66,542)	(67,244)	(67,959)
Tangible common equity (non-GAAP) (A)	$801,345	$779,664	$758,663	$761,548	$751,059

Total assets (GAAP)	$10,048,733	$9,431,305	$9,158,906	$8,746,326	$8,830,501
LESS: Goodwill and intangibles, net	(66,663)	(66,505)	(66,542)	(67,244)	(67,959)
Tangible assets (non-GAAP) (B)	$9,982,070	$9,364,800	$9,092,364	$8,679,082	$8,762,542

End of period shares outstanding (C)	82,334,257	82,254,594	82,058,483	81,800,486	83,265,674

Tangible common equity/ Tangible assets (non-GAAP) (A/B)	8.03%	8.33%	8.34%	8.77%	8.57%
Tangible book value per share (non-GAAP) (A/C)	$9.73	$9.48	$9.25	$9.31	$9.02

AVERAGE LOANS:
Total loans	$7,189,236	$7,282,598	$7,288,644	$7,033,733	$7,072,710
LESS: PPP	(348,827)	(373,047)	(283,619)	—	—
Total loans, excluding PPP (non-GAAP)	$6,840,409	$6,909,551	$7,005,025	$7,033,733	$7,072,710

Total loan yields, excluding PPP (non-GAAP)	3.26%	3.27%	3.47%	3.75%	3.83%

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Reconciliations of Non-GAAP Financial Measures
Unaudited ($ in thousands, except share and per share data)
	4Q20	3Q20	2Q20	1Q20	4Q19
RETURN ON AVERAGE ASSETS:
Net income/(loss) attributable to the Company (GAAP) (A)	$24,971	$22,680	$(3,298)	$800	$21,244
Average assets (non-GAAP) (B)	9,896,691	9,346,563	9,109,201	8,779,391	8,738,750
Return on average assets (annualized) (non-GAAP) (A/B)	1.00%	0.96%	(0.15)%	0.04%	0.96%

EFFICIENCY RATIO:
Total noninterest expense (GAAP) (A)	$57,967	$60,937	$61,453	$60,908	$58,457
LESS: Amortization of intangibles	566	714	702	715	676
Total noninterest expense, excluding Amortization of intangibles (non-GAAP) (B)	$57,401	$60,223	$60,751	$60,193	$57,781

Net interest income (GAAP)	$59,407	$57,824	$58,938	$57,257	$56,125
Total core fees and income (GAAP)	25,211	21,959	21,630	22,886	24,755
Total other income (GAAP)	1,445	1,086	1,032	(1,365)	2,038
Total revenue (GAAP) (C)	$86,063	$80,869	$81,600	$78,778	$82,918

Efficiency ratio (GAAP) (A/C)	67.4%	75.4%	75.3%	77.3%	70.5%
Efficiency ratio, excluding Amortization of intangibles (non-GAAP) (B/C)	66.7%	74.5%	74.4%	76.4%	69.7%

NET INCOME/(LOSS) ATTRIBUTABLE TO THE COMPANY:
Net income/(loss) attributable to the Company (GAAP)	$24,971	$22,680	$(3,298)	$800	$21,244
LESS: Gain on fair value of contingent considerations receivable [15]	—	891	—	—	1,109
Tax effect at statutory rate	—	258	—	—	322
Net income/(loss) attributable to the Company (non-GAAP)	$24,971	$22,047	$(3,298)	$800	$20,457

NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Net income/(loss) attributable to common shareholders (GAAP)	$24,971	$22,680	$(3,298)	$1,214	$21,342
LESS: Gain on fair value of contingent considerations receivable [15]	—	891	—	—	1,109
Tax effect at statutory rate	—	258	—	—	322
Net income/(loss) attributable to the common shareholders, treasury stock method, excluding notable items (non-GAAP)	$24,971	$22,047	$(3,298)	$1,214	$20,555

Weighted average diluted shares outstanding	82,764,339	82,362,338	81,929,752	83,318,041	83,637,786
Diluted earnings/(loss) per share (GAAP)	$0.30	$0.28	$(0.04)	$0.01	$0.26
Diluted earnings/(loss) per share, excluding notable items (non-GAAP)	$0.30	$0.27	$(0.04)	$0.01	$0.25

Average common equity (non-GAAP)	$861,138	$842,606	$834,882	$838,935	$818,816
Average tangible common equity (non-GAAP)	$794,885	$776,360	$768,005	$771,349	$750,785
ROACE, excluding notable items (non-GAAP)	11.50%	10.38%	(1.58)%	0.39%	9.91%
ROATCE, excluding notable items (non-GAAP)	12.69%	11.55%	(1.43)%	0.72%	11.09%

Pre-tax, pre-provision income (non-GAAP)	$28,096	$19,932	$20,147	$17,870	$24,461
LESS: Gain on fair value of contingent considerations receivable [15]	—	891	—	—	1,109
Pre-tax, pre-provision income, excluding notable items (non-GAAP)	$28,096	$19,041	$20,147	$17,870	$23,352

15 In the third quarter of 2020 and fourth quarter of 2019, there was a gain of $0.9 million and $1.1 million, respectively, related to the revaluation of a receivable from the divestiture of former affiliate, Bingham, Osborn & Scarborough, LLC ("BOS").

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Reconciliations of Non-GAAP measures: Operating Adjustments
Unaudited ($ in thousands, except share and per share data)
	Three Months Ended			Year Ended
	December 31, 2020			December 31, 2020
	GAAP or Reported Value	Notable Items	Operating Basis (Non-GAAP)	GAAP or Reported Value	Notable Items	Operating Basis (Non-GAAP)
Total revenue	$86,063	$—	$86,063	$327,310	$(891)	$326,419
Total noninterest expense	57,967	—	57,967	241,265	—	241,265
Pre-tax, pre-provision income	28,096	—	28,096	86,045	(891)	85,154
Income before income taxes	31,095	—	31,095	54,047	(891)	53,156
Income tax (expense)/benefit	6,124	—	6,124	8,888	(258)	8,630
Net income attributable to the Company	$24,971	$—	$24,971	$45,153	$(633)	$44,520
Net income attributable to common shareholders	$24,971	$—	$24,971	$45,567	$(633)	$44,934

Weighted average diluted shares outstanding	82,764,339	82,764,339	82,764,339	82,757,785	82,757,785	82,757,785
Diluted earnings per share	$0.30	$—	$0.30	$0.55	$(0.01)	$0.54

Average common equity	861,138		861,138	846,292		846,292
ROACE	11.50%		11.50%	5.34%		5.26%

Average tangible common equity	794,885		794,885	779,555		779,555
ROATCE	12.69%		12.69%	6.07%		5.98%

Effective tax rate	19.7%		19.7%	16.4%		16.2%